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                                     EXHIBIT 5.1
                                  OPINION OF COUNSEL




                                  November  6, 1997


Miravant Medical Technologies
7408 Hollister Avenue
Santa Barbara, California  93117

         Re:  REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (the "Commission") on or about November 10, 1997 (as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 3,540,000 shares of your Common Stock (the "Shares"). The Shares, which include up to 1,416,000 shares of Common Stock issuable pursuant to exercise of warrants, are to be sold by the Selling Shareholders as described in such Registration Statement. All of the Shares being sold were or will be sold by the Company to the Selling Shareholders and will be sold by the Selling Shareholders to the public. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

         Based on the foregoing, it is our opinion that the registration and issuance of the Shares has been duly authorized and that the Shares that have been issued are legally and validly issued, fully paid and nonassessable and that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares issuable upon exercise of the warrants, the Shares issuable upon exercise of the warrants, when issued and sold in the manner described in the Registration Statement, including payment of the exercise price for the warrants, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                             Very truly yours,



                             /s/ NIDA & MALONEY
                             A Professional Corporation